EXHIBIT 23.1




            CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-28653, 333-08661, and 33-45532) pertaining to the
THERMOGENESIS CORP. Amended 1994 Stock Option Plan and in the Registration Statements (Form S-3 Nos. 333-23097, 333-1479, and 33-63676) of
THERMOGENESIS CORP. and in the related Prospectuses of our report dated August 27, 1997, with respect to the financial statements and schedule of THERMOGENESIS CORP. included in the Annual Report (Form 10-K) for the year ended June 30, 1997.


                                                          ERNST & YOUNG LLP

Sacramento, California
September 24, 1997